Exhibit 99.1

 © 2011 Alexandria Real Estate Equities, Inc. 2011 INVESTOR DAY December 7, 2011 ALEXANDRIA CENTER FOR LIFE SCIENCE – NEW YORK CITY ALEXANDRIA’S TECHNOLOGY SQUARE – CAMBRIDGE ALEXANDRIA CENTER FOR SCIENCE AND TECHNOLOGY – MISSION BAY PROPRIETARY MATERIALS

This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, lower rental rates or higher vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this presentation, and we assume no obligation to update this information and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. Safe Harbor Statement

The Path Forward: Simplification

 Alexandria: Unique Growth Platform with Investment Grade Balance Sheet I. Internal Growth: Consistency Same property NOI growth/increasing occupancy Continuing improvement of cash flows from positive leasing spreads II. External Growth: Conversion of non-income-producing into income-producing assets Positive NOI contribution from redeveloping non-laboratory space into laboratory space Positive NOI contribution from ground-up development III. Balance Sheet Substantial transition of balance sheet to investment grade (2008 2011) Investment grade balance sheet metrics Transition of medium-term unsecured bank debt to long-term fixed rate unsecured debt (2012 and beyond) Recycling of non-core suburban assets into high-value CBD adjacency location assets Teaming with high-quality capital partners as appropriate

Built-In Crown Jewel Assets for Future External Growth Alexandria Center™ for Life Science – New York City Alexandria Center™ at Kendall Square Alexandria Center™ for Science and Technology – Mission Bay

Internal Growth

Same Property Performance 2011 & 2012 California – San Diego California – San Francisco Greater Boston NYC/New Jersey/Suburban Philadelphia North Carolina – Research Triangle Park Suburban Washington, D.C. Washington – Seattle International Total same property NOI increase Same property NOI increase: Changes in occupancy Changes in rental rates Nine Months Ended September 30, 2011 Cash GAAP + + – – + + – – flat flat flat + + flat + – 5.5% 0.2% 26% 74% Twelve Months Ended December 31, 2012 Cash GAAP – – + + – – + + + + + flat + + – + 3% to 5% 0% to 2% 85% 15% ACTUAL PROJECTED

Same Property Performance – 2012 Drivers Cash GAAP California – San Diego – * – * California – San Francisco + Cash rent steps and lease-up of vacant space + Lease-up of vacant space Greater Boston – Temporary decline in Cambridge occupancy related to space already leased – Temporary decline in Cambridge occupancy related to space already leased NYC/New Jersey/Suburban Philadelphia + Increased cash rents from New York development project and lease-up of vacant space + Lease-up of vacant space North Carolina – Research Triangle Park + * + * Suburban Washington, D.C. + Cash rent steps flat * Washington – Seattle + Lease-up of vacant space + Lease-up of vacant space International – Received large scheduled rent payment on an expiring lease in prior year which did not directly impact GAAP results + Lease-up of vacant space Total 3% to 5% 0% to 2% * Signifies no significant contribution to annual same property results

Reconciliation of Same Properties to Total Properties September 30, 2011 Same properties 128 Redevelopment projects Active 14 Deliveries since January 1, 2010 7 Development projects Active 2 Deliveries since January 1, 2010 8 Properties acquired Since January 1, 2010 8 Properties held for sale 3 Ground lease in Toronto 1 Total properties 171

Reconciliation of Same Properties to Total Properties

	Number of Properties
Same properties	128
Redevelopment - active	
3530/3550 John Hopkins Court	2
11119 North Torrey Pines Road	1
6275 Nancy Ridge Drive	1
10300 Campus Point Drive	1
6101 Quadrangle Drive	1
15010 Broschart Road	1
9800 Medical Center Drive	3
620 Professional Drive	1
20 Walkup Drive	1
400 Technology Square	1
215 First Street	1
	14
Redevelopment - deliveries since January 1, 2010	
3535/3565 General Atomics Court	2
9393 Towne Center	1
5 Research Place	1
555 Heritage Drive	1
500 Arsenal Street	1
3 Preston Court	1
	7

	Number of Properties
Development - active	
4755 Nexus Center Drive	1 (1)
5200 Illumina Way	0 (1)
455 Mission Bay Boulevard South	0
499 Illinois Street	1
400/450 East Jamie Court	0 (1)
	2
Development - deliveries since January 1, 2010	
249 E. Grand Avenue	1
1500 Owens Street	1
455 Mission Bay Boulevard South	1
400/450 East Jamie Court	2
199 Blaine Street	1
7 Triangle	1
450 East 29th Street	1
	8
Properties acquired since January 1, 2010	
7330 Carroll Road	1
5200 Illumina Way	1
5871 Oberlin Drive	1
3985 Sorrento Valley Boulevard	1
409 Illinois Avenue	1
14920 Broschart Road	1
950 Wind River	1
285 Bear Hill Road	1
	8
Properties held for sale	3
Miscellaneous - Toronto	1
Total properties as of September 30, 2011	**171**

(1) Portion of property is in operating portfolio as of September 30, 2011

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Unique, Positive Leasing Capabilities & Rent Roll-Ups Alexandria has successfully leased significant square feet year after year, achieving substantial rental rate increases on new leases ranging from 2.5% to 15.0% over the past 6 years. Rentable Square Feet Leased 3Q 985,337 2Q 728,462 1Q 551,622 1,518,906 1,588,329 1,582,750 2,161,150 1,864,347 2,744,239 2,265,421 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 2005 2006 2007 2008 2009 2010 3Q2011 YTD

Leasing Activity Through Up & Down Markets 26.6% 15.9% 15.3% 12.9% 5.8% 8.7% 3.4% 14.1% 9.8% 15.0% 3.5% 4.9% 417 845 942 926 785 1,146 1,519 1,588 1,583 2,161 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Rental rate increase Sq. ft. leased (000's) Strong Leasing Activity and Positive Lease Rollover (GAAP Basis) 2.5% YTD 3Q2011 2,744 2,265 1,864

4Q2011 Quarter to Date Leasing Activity as of December 5, 2011 Executed 987,000 rsf in the quarter to date (October 1 through December 5, 2011), including 488,000 rsf related to renewal and re-leasing of space and 499,000 rsf related to vacant, redevelopment and development space.

4Q2011 Quarter to Date Leasing Activity by Region as of December 5, 2011 NYC/New Jersey/ Suburban Philadelphia 1.0% North Carolina – Research Triangle Park 0.5% Greater Boston 18.8% International 2.8% California – San Diego 39.2% California – San Francisco 28.1% Washington – Seattle 2.1% Suburban Washington, D.C. 7.2% Annualized Base Rent Rentable Square Footage North Carolina – Research Triangle Park 0.7% Greater Boston 16.9% International 3.4% California – San Diego 38.8% California – San Francisco 26.9% Washington – Seattle 2.5% Suburban Washington, D.C. 9.8% NYC/New Jersey/ Suburban Philadelphia 1.3%

4Q2011 Quarter to Date Leasing Activity by Tenant Business Type as of December 5, 2011 Annualized Base Rent Rentable Square Footage Private Biotechnology 12.2% Traditional Office 3.5% Medical Device, Life Science Product, Service, and Biofuels 24.7% Independent Non-Profit, University and Government 6.1% Multinational Pharmaceutical 2.2% Public Biotechnology 51.3% Private Biotechnology 11.4% Traditional Office 3.5% Medical Device, Life Science Product, Service, and Biofuels 26.9% Independent Non-Profit, University and Government 5.5% Multinational Pharmaceutical 2.7% Public Biotechnology 50.0%

NYC/New Jersey/ Suburban Philadelphia 1.9% North Carolina – Research Triangle Park 5.3% Greater Boston 42.6% International 6.3% California – San Diego 13.7% California – San Francisco 11.9% Washington – Seattle 2.5% Suburban Washington, D.C. 15.8% NYC/New Jersey/ Suburban Philadelphia 1.7% North Carolina – Research Triangle Park 3.0% Greater Boston 52.6% International 4.3% California – San Diego 11.6% California – San Francisco 11.2% Washington – Seattle 2.4% Suburban Washington, D.C. 13.2% 2011 Leasing Activity by Region Information as of September 30, 2011 Annualized Base Rent Rentable Square Footage

2011 Leasing Activity by Tenant Business Type Private Biotechnology 25.5% Traditional Office 2.9% Medical Device, Life Science Product, Service and Biofuels 21.9% Independent Non-Profit, University and Government 8.2% Multinational Pharmaceutical 12.0% Public Biotechnology 29.5% Private Biotechnology 22.6% Traditional Office 4.6% Medical Device, Life Science Product, Service and Biofuels 28.0% Independent Non-Profit, University and Government 8.5% Multinational Pharmaceutical 11.5% Public Biotechnology 24.8% Annualized Base Rent Rentable Square Footage Information as of September 30, 2011

2011 Leasing Activity: Redevelopment by Region Greater Boston 17.9% Suburban Washington, D.C. 1.2% Washington - Seattle 4.9% California – San Diego 70.2% Greater Boston 13.1% Suburban Washington, D.C. 1.9% Washington – Seattle 6.8% California – San Diego 67.8% Annualized Base Rent Square Footage Information as of September 30, 2011 North Carolina – Research Triangle Park 5.8% North Carolina – Research Triangle Park 10.4%

2011 Leasing Activity: Development by Region Annualized Base Rent Square Footage NYC/New Jersey/ Suburban Philadelphia 4.7% Greater Boston 73.4% North Carolina – Research Triangle Park 0.4% California – San Francisco 21.5% NYC/New Jersey/ Suburban Philadelphia 2.3% Greater Boston 70.8% North Carolina – Research Triangle Park 0.8% California – San Francisco 26.1% Information as of September 30, 2011

Summary of Leasing Activity: Comparisons California – San Diego California – San Francisco Greater Boston NYC/New Jersey/Suburban Philadelphia North Carolina – Research Triangle Park Suburban Washington, D.C. Washington – Seattle International Total Cash GAAP – – + + flat + – – – – – flat + + + + (0.7%) 2.5% Cash GAAP flat + + + – flat + + + + – – – + – – Slightly +/- Up to 5.0% ACTUAL PROJECTED Twelve Months Ended December 31, 2012 Nine Months Ended September 30, 2011

Summary of Leasing Activity: 2012 Drivers Cash GAAP California – San Diego flat * + See note California – San Francisco + Higher renewal rents + See note Greater Boston – Mainly due to one lease flat * NYC/New Jersey/Suburban Philadelphia + * + * North Carolina – Research Triangle Park + * + * Suburban Washington, D.C. – Mainly due to one lease – Mainly due to one lease Washington – Seattle – Mainly due to one lease + See note International – * – * Total Slightly +/- Up to 5.0% Note: 94% of our leases contain annual contractual rents that generally range from 3.0% to 3.5%. These steps generally provide positive rental rate steps on a GAAP basis upon renewal or releasing of space * Signifies no significant contribution to annual leasing results

Summary of 2011 & 2012 Lease Expirations as of September 30, 2011

Markets	Leased	2011 RSF of Expiring Leases: Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total	Annualized Base Rent of Expiring Leases (per RSF)
California – San Diego	56,489	–	–	39,530	96,019	$28.77
California – San Francisco	–	–	–	–	–	–
Greater Boston	45,750	23,434	171,821 [1]	39,513	280,518	37.25
NYC/New Jersey/Suburban Philadelphia	–	–	–	–	–	–
North Carolina – Research Triangle Park	–	6,376	–	21,301	27,677	19.83
Suburban Washington, D.C.	2,006	–	–	23,852	25,858	12.74
Washington – Seattle	16,931	–	121,790 [2]	3,544	142,265	26.39
International	–	–	–	–	–	–
Total	**121,176**	**29,810**	**293,611**	**127,740**	**572,337**	**$31.18**
Percentage of expiring leases	21%	6%	51%	22%	100%	

Markets	Leased	2012 RSF of Expiring Leases: Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total	Annualized Base Rent of Expiring Leases (per RSF)
California – San Diego	13,674	35,409	–	239,901	288,984	$27.44
California – San Francisco	19,988	46,096	–	126,071	192,155	27.50
Greater Boston	77,893	73,713	31,812	134,946	318,364	39.41
NYC/New Jersey/Suburban Philadelphia	–	–	–	7,239	7,239	13.24
North Carolina – Research Triangle Park	–	15,897	–	27,540	43,437	13.24
Suburban Washington, D.C.	–	16,503	35,031	258,146	309,680	23.37
Washington – Seattle	2,468	28,849	65,936	63,597	160,850	28.38
International	–	–	–	6,836	6,836	26.35
Total	**114,023**	**216,467**	**132,779**	**864,276**	**1,327,545**	**$28.94**
Percentage of expiring leases	9%	16%	10%	65%	100%	

(1) Represents 145,551 rentable square feet of office space and a 26,270 rentable square foot office building which will undergo conversion into laboratory space through redevelopment starting in October 2011 and December 2011, respectively.

(2) Represents a 121,790 rentable square foot office building. This building will undergo conversion into laboratory space through redevelopment starting in October 2011 and is currently 51% pre-leased.

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Comparison of Annualized Base Rent of Expiring Leases to Market Rent Based upon rental rates achieved in recently executed leases Expiring and market rents represent the New Jersey region. Annualized Base Rent of Expiring Leases (per RSF) Markets 2011 2012 Market Rent (1) California - San Diego $ 28.77 $ 27.44 California - San Francisco - $ 27.50 Greater Boston $ 37.25 $ 39.41 NYC $ - $ - North Carolina - Research Triangle Park $ 19.83 $ 13.24 Suburban Washington, D.C. $ 12.74 $ 23.37 Washington - Seattle $ 26.39 $ 28.38 International $ - $ 26.35 Total $ 31.18 $ 28.94 $27.00 - $39.00 New Jersey/Suburban Philadelphia $ - $ 13.24 $65.00 - $80.00 $12.00 - $15.00 $30.00 - $42.00 $35.00 - $55.00 $10.00 - $30.00 $18.00 - $28.00 $20.00 - $48.00 $16.00 - $26.00 (2) $

External Growth

External Growth Redevelopment Projects: Case Studies 10300 Campus Pointe Drive, San Diego 3530 & 3550 John Hopkins Court, San Diego 1551 Eastlake Avenue, Seattle 400 Technology Square, Cambridge

449,759 square foot laboratory/office building acquired in December 2010 in University Towne Center 38% leased/occupied: Eli Lilly and Company and Covance, Inc. 20% leased/under redevelopment: University of California – San Diego (Expected delivery: 4Q2011) 42% leased/under redevelopment: Celgene Corporation (Expected delivery: 2H2012) Redevelopment with innovative amenities designed for collaboration including organic bistro, hi-tech meeting spaces, fitness center and organic garden First LEED® Platinum certification for laboratory core and shell in California Alexandria Campus Pointe 10300 Campus Pointe Drive, San Diego Before After

 Rebranded as Alexandria Campus Pointe Re-skinning the building with new full height curtain wall Reorganized main lobby location New tower on the south east side of the building New main lobby and feature stair Multi-tenant corridor with scientific themed niches State-of-the-art conferencing and meeting facilities First-class fitness center On-site bistro and on-site urban organic garden California’s first Platinum LEED® certified core and shell building Before Redevelopment Alexandria Campus Pointe 10300 Campus Pointe Drive, San Diego

World-Class Amenities State-of the art conferencing and meeting facilities First-class fitness center and locker rooms On-site urban organic garden On-site organic bistro with capacity for large meetings Walking and jogging trails Alexandria Campus Pointe 10300 Campus Pointe Drive, San Diego

Yield RSF under redevelopment 279,139(1) Cost basis as of 9/30/11 $55,800,000 $200/sf Cost to complete (including cap interest) $75,800,000 $272/sf Total cost at completion $131,600,000 $471/sf Cash GAAP Projected stabilized NOI $9,950,000 $36/sf $10,100,000 $36/sf Cost at completion $131,600,000 $471/sf $131,600,000 $471/sf Yield 7.6% 7.7% Project Information (1) Represents a 75,422 RSF increase from September 30, 2011 due to an increase in the redevelopment requirement for a single credit tenant Alexandria Campus Pointe 10300 Campus Pointe Drive, San Diego

Nautilus, an Alexandria Development 3530 & 3550 John Hopkins Court, San Diego Two laboratory / office buildings aggregating 98,320 square feet in Torrey Pines 100% of 3530 John Hopkins Court leased: The Genomics Institute of the Novartis Research Foundation (Expected delivery: 2Q2012) 100% of 3550 John Hopkins Court leased: Verenium Corporation (Expected delivery: 2Q2012) Redevelopment from shell to laboratory space including complete exterior renovations, unique amenities and active outdoor plaza Part of four building cluster in vibrant campus environment surrounding common courtyard

Nautilus, an Alexandria Development 3530 & 3550 John Hopkins Court, San Diego Yield RSF under redevelopment 98,320(1) Cost basis as of 9/30/11 $22,500,000 $229/sf Cost to complete (including cap interest) $27,900,000 $284/sf Total cost at completion $50,400,000 $513/sf Project Information (1) Redevelopment process resulted in 8,377 rentable square foot increase Cash GAAP Projected stabilized NOI $4,350,000 $44/sf $4,550,000 $46/sf Cost at completion $50,400,000 $513/sf $50,400,000 $513/sf Yield 8.6% 9.0%

Other Major Redevelopment Case Studies

Current Value-Added Projects: Redevelopment Projects

As of September 30, 2011, our estimated cost to complete was approximately $187 per rentable square foot, or $139.4 million in aggregate, for the 747,248 rentable square feet undergoing a permanent change in use to life science laboratory space through redevelopment.

				Redevelopment			Total Property
Market/Property	**RSF**	**Leased**	**Percentage[1] Negotiating/ Committed**	**Mktg**	**Status**	**Estimated In-Service Dates**	**RSF[2]**
San Diego – Torrey Pines							
11119 North Torrey Pines Road	81,816	20%	–	80%	Construction	2012	81,816
3530/3350 John Hopkins Court	89,923	100%	–	–	Construction	2012	206,981
San Diego – University Towne Center							
10300 Campus Point Drive	203,717	43%	47%	10%	Design/Construction	2012/2013	373,070
San Diego – Sorrento Mesa							
6275 Nancy Ridge Drive	47,347	31%	32%	37%	Design	2012/2013	107,759
Greater Boston – Cambridge/Inner Sub.							
400 Technology Square[3]	49,225	–	100%	–	Design/Permitting	2012/2013	194,776
215 First Street[3]	15,392	100%	–	–	Construction	2011	366,669
Greater Boston – Rte 495/Worcester							
20 Walkup Drive	113,045	–	–	100%	Construction	2011	113,045
North Carolina – Research Triangle Park							
6101 Quadrangle Drive	30,000	74%	–	26%	Construction	2011	30,000
Sub. Washington, D.C. – Rockville							
15010 Broschart Road	11,077	37%	–	63%	Construction	2011	38,203
9800 Medical Center Drive	79,579	–	97%	3%	Design/Permitting	2012	281,475
Sub. Washington, D.C. – Gaithersburg							
620 Professional Drive	26,127	–	–	100%	Design	2012	26,127
Total	**747,248**	**33%**	**32%**	**35%**			**1,819,921**

(1) The leased percentages represent the percentages of redevelopment rentable square feet and exclude both the occupied and vacant rentable square feet related to the operating portion of each building.

(2) The operating portion of the properties aggregating 1,072,673 rentable square feet, including vacancy aggregating approximately 69,197 rentable square feet, is included in rental properties, net, and occupancy statistics for our operating properties.

(3) Represents redevelopment projects with projected total investment greater than the average total investment for our redevelopment projects. The higher total investment is primarily due to the contiguousness of a project to Alexandria Center™ at Kendall Square (part of the assemblage) as well as another mid-rise building and its structure.

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117,482 square foot laboratory / office building in South Lake Union 56% pre-leased: 44% to Puget Sound Blood Center (Expected delivery: 4Q2011) Redevelopment from office to laboratory space including exterior renovations, new lobby finishes, cutting- edge meeting spaces, serene roof deck and expected Green Globe rating (sustainability index) Ideal waterside location in the heart of South Lake Union, proximate to the heart of the Seattle life science cluster, with unparalleled views of the Lake Union and the Seattle skyline 1551 Eastlake Avenue, Seattle Former Bill and Melinda Gates Foundation Headquarters

1551 Eastlake Avenue, Seattle Former Bill and Melinda Gates Foundation Headquarters Yield RSF under redevelopment 117,482 Cost basis as of 9/30/11 $37,800,000 $322/sf Cost to complete (including cap interest) $25,300,000 $215/sf Total cost at completion $63,100,000 $537/sf Project Information Cash GAAP Projected stabilized NOI $4,400,000 $37/sf $4,650,000 $40/sf Cost at completion $63,100,000 $537/sf $63,100,000 $537/sf Yield 7.0% 7.4%

212,506 square foot laboratory/office building (formerly occupied by Forrester Research, Inc. at $35 per square foot rent on a gross basis) in the heart of Cambridge directly across from MIT Science Campus 36% under signed LOI with lease pending execution: Credit tenant (Expected delivery: 4Q2012) 64% being actively marketed with strong interest from leading-edge biopharmaceutical company Redevelopment from office to laboratory/office space including 9% increase of rentable square footage Alexandria’s Technology Square is one of the world’s leading multi-tenant life science campuses including seven high-quality laboratory/office buildings, a tree-lined courtyard, first-in-class conference facility, two acclaimed restaurants and convenient onsite amenities 400 Technology Square Alexandria’s Technology Square, Cambridge

400 Technology Square Alexandria’s Technology Square, Cambridge Yield RSF under redevelopment 212,123(1) Cost basis as of 9/30/11 $61,250,000 $289/sf Cost to complete (including cap interest) $78,300,000 $369/sf Total cost at completion $139,550,000 $658/sf Project Information (1) Redevelopment process resulted in 17,347 rentable square foot increase Cash GAAP Projected stabilized NOI $11,250,000 $53/sf $12,750,000 $60/sf Cost at completion $139,550,000 $658/sf $139,550,000 $658/sf Yield(1) 8.1% 9.1%

Development

 External Growth Development Projects: Case Studies 5200 Illumina Way, San Diego 409 & 499 Illinois Street, San Francisco 400 & 450 East Jamie Court, South San Francisco 225 Binney Street, Cambridge 455 Mission Bay Boulevard South, San Francisco

Current Value-Added Projects – Selective Development/Expansion Principal focus on significant pre-leasing for new ground-up development projects Solid return on invested capital Moderate land bases Mission Bay parcels were acquired in several off-market transactions from Catellus, resulting in an attractive cost basis Sold 2 million square feet to salesforce.com at a significant gain Ongoing value-added entitlements and/or design in process for many key land parcels held for future development

Current Value-Added Projects – Development Projects As of September 30, 2011, our estimated cost to complete was approximately $170 per rentable square foot, or $90.3 million in aggregate, for the 531,486 rentable square feet undergoing development. Operating Total Property RSF RSF % RSF % RSF % Leasing Status San Diego – University Town Center 4755 Nexus Center Drive 41,710 – – – – 41,710 100% Marketing Single or Multi-tenant Building 2013 – 41,710 5200 Illumina Way 123,430 123,430 100% – – – – 100% Leased to Illumina, Inc. Single Tenant Building 2012 – 123,430 San Francisco – Mission Bay 455 Mission Bay Boulevard 39,942 – – 30,252 76% 9,690 24% Leased, Negotiating, and Marketing Multi-tenant Building with 4% Retail 2011 170,058 210,000 409/499 Illinois Street 219,007 – – – – 219,007 100% Marketing Multi-tenant Building with 4% Retail 2012 234,249 453,256 San Francisco – South SF 400/450 East Jamie Court 107,397 17,358 16% – – 90,039 84% Leased / Marketing Multi-tenant Buildings 2011 54,603 162,000 531,486 140,788 26% 30,252 6% 360,446 68% 458,910 990,396 Negotiating/ Committed Development Total Leased Marketing Building Description Estimated In-Service Dates RSF Total Leased/ Occupied RSF Market/Property

Current Value-Added Projects – Development Projects by Square Footage California – San Diego 165,140 California – Mission Bay San Francisco 258,949 California – South San Francisco 107,397 Total RSF: 531,486 Information as of September 30, 2011

Major Development Case Studies

123,430 square foot laboratory / office building in 470,011 square foot campus in University Towne Center 100% leased: Illumina, Inc. (Expected delivery: 4Q2012) 20 year term with options to expand and extend Acquired by Alexandria in October 2010 and completely re-leased within 90 days of closing Full first-in-class campus designed by world-renowned architects to evoke a Tuscan village with prime 805 Freeway visibility and unparalleled amenities including an amphitheater, bistro, fitness center, nature trail and sports courts 5200 Illumina Way, San Diego (Former Biogen Idec Inc. Campus)

123,430 square foot built-to-suit is part of a larger 470,011 square foot master planned campus, 100% leased to Illumina, Inc. Over the course of the 20 year lease term, Illumina, Inc. will pay Alexandria approximately $360 million in cash rent Alexandria has approximately 293,000 square feet of additional development rights at this campus Expectation is that Illumina, Inc. will eventually absorb 767,000 square feet of FAR at this campus Above $360 million cash rent, Alexandria offered Illumina, Inc. a $98 million free rent concession, for a total contractual rent of approximately $460 million – concession was to help relieve a portion of Ilumina’s rental burden from its existing facility 5200 Illumina Way, San Diego (Former Biogen Idec Inc. Campus)

Yield RSF under development 123,430 Cost basis as of 9/30/11 $14,000,000 $113/sf Cost to complete (including cap interest) $35,300,000 $286/sf Total cost at completion $49,300,000 $399/sf Project Information 5200 Illumina Way, San Diego (Former Biogen Idec Inc. Campus) Cash GAAP Base rent $42/sf Free rent $14/sf Projected stabilized NOI $3,450,000 $28/sf $5,300,000 $43/sf Cost at completion $49,300,000 $399/sf $49,300,000 $399/sf Yield 7.0% 10.8%

 409 & 499 Illinois Street, San Francisco Two laboratory / office building complex aggregating 453,256 square feet in Mission Bay 409 Illinois building (234,249 square feet) is 100% leased: Fibrogen, Inc. (with minor retail component) 499 Illinois building (219,007 square feet) is under development and being marketed for laboratory/office, technology office or medical office (releasing assumption at time of acquisition: projected 25 month lease-up period) Only available laboratory/office/MOB shell in all of Mission Bay Ideal location on the San Francisco Bay in Mission Bay’s vibrant life science and technology cluster, immediately adjacent to future salesforce.com campus, with magnificent water views

 409 & 499 Illinois Street, San Francisco Yield RSF under development 219,007 Cost basis as of 9/30/11 $103,200,000 $471/sf Cost to complete (including cap interest) $44,900,000 $205/sf Total cost at completion $148,100,000 $676/sf Project Information (1) Yields assume market rents of $3.50/sf/mo; we anticipate actual lease rates could be higher Cash GAAP Projected stabilized NOI $10,000,000 $46/sf $10,900,000 $50/sf Cost at completion $148,100,000 $676/sf $148,100,000 $676/sf Yield(1) 6.7% 7.4%

 400 & 450 East Jamie Court, South San Francisco 163,307 square foot laboratory / office campus in South San Francisco 400 East Jamie Court is 34% leased and 66% under development 450 East Jamie Court is 33% leased and 67% under development LEED® Silver Certified core and shell Located in South San Francisco with breathtaking water views adjacent to the Roche/Genentech Global Research Headquarters

 400 & 450 East Jamie Court, South San Francisco Yield RSF under development 163,307 Cost basis as of 9/30/11 $90,200,000 $552/sf Cost to complete (including cap interest) $18,350,000 $113/sf Total cost at completion $108,550,000 $665/sf Project Information Cash GAAP Projected stabilized NOI $4,600,000 $28/sf $4,650,000 $28/sf Cost at completion $108,550,000 $665/sf $108,550,000 $665/sf Yield 4.2% 4.3%

 225 Binney Street, Cambridge 303,143 square foot office building in Cambridge 100% leased to Biogen Idec, Inc. for executive offices (Expected delivery: 4Q2013) 15 year term with option to extend Six-story, environmentally sustainable state-of-the-art building with innovative glass and terra cotta design by award winning architectural firm One of the world’s preeminent life science clusters, proximate to leading universities, teaching hospitals and world-class research institutions

 225 Binney Street, Cambridge Yield RSF under development 303,143 Cost basis as of 9/30/11 $33,350,000 $110/sf Cost to complete (including cap interest) $129,200,000 $426/sf Total cost at completion $162,550,000 $536/sf Project Information Cash GAAP Projected stabilized NOI $12,250,000 $40/sf $13,150,000 $43/sf Cost at completion $162,550,000 $536/sf $162,550,000 $536/sf Yield 7.5% 8.1%

 455 Mission Bay Boulevard South, San Francisco 210,000 square foot laboratory/office building in Mission Bay 95% leased to Nektar Therapeutics/Pfizer Inc. (49%), Bayer AG (23%) and a variety of smaller spaces for tenants including top-tier venture capital firms LEED® Gold Certified core and shell Unique building design including innovative interior spaces featuring artistic elements from a world-renowned artist with spectacular city views

 455 Mission Bay Boulevard South, San Francisco Yield RSF under development 210,000 Cost basis as of 9/30/11 $103,400,00 $492/sf Cost to complete (including cap interest) $6,550,000 $31/sf Total cost at completion $109,950,000 $524/sf Cash GAAP Projected stabilized NOI $9,300,000 $44/sf $9,250,000 $44/sf Cost at completion $109,950,000 $524/sf $109,950,000 $524/sf Yield 8.5% 8.4% Project Information

Investment Grade Balance Sheet

Investment Grade Balance Sheet Interest Coverage Fixed Charge Coverage Net Debt/Adjusted EBITDA Total Consolidated Debt/Gross Assets 8.7x 7.7x 7.4x 6.8x 2008 2009 2010 3Q2011 53.4% 46.0% 39.6% 37.1% 2008 2009 2010 3Q2011 2.3x 2.5x 2.7x 3.4x 2008 2009 2010 3Q2011 1.9x 2.0x 2.2x 2.7 2008 2009 2010 3Q2011

Unsecured Line of Credit: Key Financial Covenants(1) (1) As of December 31st for the years 2007 to 2010 (2) Current quarter annualized Total Debt < 60% of Adjusted Tangible Assets LTM Adjusted NOI from Unencumbered Assets > 2.00x LTM Interest Expense on Unsecured Debt Secured Debt < 40% of Adjusted Tangible Assets 40% 2.00x 60% 65% 1.75x 55% Leverage Ratio Interest Coverage Ratio Fixed Charge Coverage Ratio Secured Debt Ratio LTM Adjusted EBITDA > 1.50x Fixed Charges 1.50x 1.40x 1.73 x 1.79 x 1.97 x 2.00 x 2.44 x 2.47 x 2007 2008 2009 2010 3Q2011 (2) 21% 17% 14% 11% 10% 2007 2008 2009 2010 3Q2011 49% 48% 41% 36% 34% 2007 2008 2009 2010 3Q2011 3.86 x 5.21 x 4.74 x 5.55 x 7.75 x 2007 2008 2009 2010 3Q2011

 Crucial Steps Taken to Achieve Investment Grade Rating in July 2011 Substantial reduction and push out of 2012 debt maturities Re-equitizing balance sheet(1) Delivery of key development (including New York City) and redevelopment projects Mission Bay land sale (1) Shares outstanding increased from 31.8 million to 61.5 million

Extending Debt Maturities Note: As of September 30, 2011 and pro-forma for a $600 million term loan closing in December 2011 $0 $200 $400 $600 $800 $1,000 $1,200 $1,800 2011 2012 2013 2014 2015 Thereafter December 31, 2009 Corporate/Unsecured Secured Debt

2011 Capital Transactions / Liquidity (in millions) Common Stock Offering $452 2017 Unsecured Term Loan $600(1) 2016 Unsecured Term Loan $750 2015 Unsecured Line of Credit $1,500 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 (1) Closing occurred on December 6, 2011 (2) As of September 30, 2011 and pro-forma for a $600 million term loan closing in December 2011 Cash and Cash Equivalents $73 Net Cash Flows $90 Availability Under 2015 Unsecured Line of Credit $1,286 (in millions) $1,750 $1,500 $1,250 $1,000 $750 $500 $250 $0 Total Capital Raise of $3.3 Billion Liquidity(2)

 Transition of Balance Sheet: 2008 – 2012 (& Beyond) Transition short-term to medium-term bank debt and then to long-term fixed rate unsecured debt Recycle non-core suburban assets to high-value CBD assets Lower unhedged floating rate debt to approximately 20% Lower non-income-producing assets as a percentage of GAV to approximately 15%

Fixed Rate, Hedged Variable Rate & Unhedged Variable Rate Debt We expect to reduce the amount of unhedged floating rate debt as a percentage of total debt through eventual access to the unsecured bond market as well as additional interest rate hedge and / or interest rate cap agreements. 51% 20% 49% 80% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/30/2011 Fixed Rate Debt / Hedged Floating Rate Debt Unhedged Floating Rate Debt Target

 Capital Allocation Even pre-dating current macro concerns from the Eurozone, Alexandria focused on substantial pre-leasing for development and redevelopment starts Heavy focus on recycling non-income-producing component of balance sheet into income-producing assets Biogen Idec Inc. Medicago Inc. Illumina, Inc. Acquisitions low priority: Selected investments over past 2 years are highly unique (all match-funded) 409 & 499 Illinois Street, San Francisco 5200 Illumina Way, San Diego 10300 Campus Pointe Drive, San Diego

 Capital Allocation to International Projects I. China Opportunity for scale is more difficult Minimal capital investment beyond existing two in process projects II. India Reigning in capital investment given uncertain macro environment and focus on minimizing risk Longer term, still remain committed to a meaningful growth vehicle for Alexandria Focus on prudent allocation of capital, with robust risk-adjusted returns III. Rest of World For future determination

Guidance

(1) Includes $0.13 per diluted share related to non-cash loss on early extinguishment of debt and non-cash impairment charge. FFO per share diluted before these non-cash charges was $4.51. (2) Represents nine months ended September 30, 2011. Investor Day 2010 vs. Investor Day 2011 2011 Guidance December 8, 2010 December 7, 2011 2011 Guidance Core FFO per share diluted $4.58 to $4.68 $4.38(1) Earnings per share diluted $2.12 to $2.22 1.72(1) Key Assumption for 2011 Sources and uses as presented on next page Cash same property NOI growth 2 - 4% 5.5%(2) Rental rate steps on lease renewals and releasing of space 5 -10% (0.7%) cash(2) 2.5% GAAP(2) Straight-line rents $7 million/qtr $5.7 million/qtr G&A expenses in comparison to 2010 Flat to modestly up Up 18.5% G&A expenses as a percentage of total revenues 6% 7% Capitalization of interest decline from 2010 25% 18%

(1) Includes $600 million unsecured term loan closing in December 2011 and $452 million in proceeds from common stock offering in May 2011. (2) In addition to amounts presented above, we forecasted refinancing our $750 million 2012 unsecured term loan by late 2011 or early 2012. In June 2011, we closed a $750 million unsecured term loan due in 2016, and repaid $500 million of our 2012 unsecured term loan. Investor Day 2010 vs. Investor Day 2011 2011 Sources & Uses of Capital (in millions) December 8, 2010 December 7, 2011 Sources of capital Net cash flows $ 100 $ 90 Asset and land sales 150 20 Secured debt refinancings 70 76 Debt, equity, and JV capital 575 1,052 Total sources of capital $ 895 $ 1,238 Uses of capital Development, redevelopment, and construction $ 235 $ 300 Acquisitions 250 305 Secured dept repayments 120 143 3.7% unsecured convertible debt retirements 200 217 Total uses of capital $ 805 $ 965 (2) (1)

General & Administrative Expenses (in thousands) Nine months ended September 30, 2010 25,791 Payroll and related 2,056 Professional services 1,220 Insurance 714 Acquisition costs 601 Other 200 Nine months ended September 30, 2011 30,582 Percentage increase 18.5% $ $

Rollforward of 2011 Guidance for FFO Per Share (Diluted) December 8, 2010 1Q2011 Earnings Call 2Q2011 Earnings Call 3Q2011 Earnings Call Range of FFO per share (diluted) for 2011 $ 4.58 $ 4.68 $ 4.52 $ 4.57 $ 4.37 $ 4.42 $ 4.38 Midpoint 4.63 4.55 4.40 Change from prior quarter midpoint (0.09) (0.15) (0.02) Timing of financing transactions Timing of refinancing of 2012 Unsecured Term Loan (0.02) Timing of repurchases of 3.7% unsecured convertible notes and refinancing of secured notes (0.01) (0.01) Unsecured bond offering (0.05) 0.05 Non-recurring items Non-cash loss on early extinguishment of debt (0.05) (0.06) (0.01) Non-cash impairment charge (0.02) Other Increase in general and administrative expenses (0.02) (0.01) Common stock offering (0.02) Decrease in acquisitions (0.01) (0.01) Non-recoverable operating expenses (0.01) Change from prior quarter midpoint $ (0.09) $ (0.15) $ (0.02) Rounding of one-half of one cent may result in slight variance from actual FFO per share amount.

2012 Guidance December 7, 2011 2012 Guidance FFO per share diluted $4.50 to $4.54 Earnings per share diluted $1.85 Key assumptions Same property new operating income growth 3% to 5% cash 0% to 2% GAAP Rental rate steps on lease renewals and releasing of space Slightly negative/ positive cash 0% to 2% GAAP Straight-line rents $6 million/qtr Amortization of above and below market leases $0.8 million/qtr G&A expenses in comparison to 2011 Up 5% to 8% Capitalization of interest $54 to $60 million

NOI, Net Income & FFO 4Q2011 to 4Q2012 4Q2011 Guidance 4Q2012 NOI $99.1 - 101.5 $11 - 13 million increase $111.0 - 113.0 G&A $8.4 - 9.4 5 - 8% increase for 2011 $10.0 - 11.0 Interest $14.3 - 15.3 Cap interest of $13.5 - 15 million per qtr based on $54 - 60 million annualized $20.1 - 23.1 Depreciation $40.8 - 42.5 $41.6 - 46.6 Income from continuing operations $34.7 - 35.7 Timing, size and rate of potential bond offering can impact expectations for interest expense. However, savings from potential redemption of Series C Preferred Stock would offset the net impact of a potential bond offering $40.3 - 41.3 Preferred stock dividends $7.1 $7.1 Other $1.1 - 1.3 $1.0 - 1.4 Net income $26.3 - 27.5 $28.1 - 32.1 FFO $67.3 - 67.9 $71.7 - 74.1 FFO per diluted share $1.10 $1.16 - 1.20 Amounts shown in millions, except per share information.

4Q2012 Annualized NOI Growth Over 3Q2011 Annualized NOI (in millions) NOI Growth From Redevelopment RSF Annualized Comments 11119 North Torrey Pines Road 81,816 $ 1.2 20% pre-leased 3530/3550 John Hopkins Court 98,320 4.6 100% leased; 2Q2012 delivery 10300 Campus 279,139 10.0 32% executed and 68% leased/committed; Deliver 4Q2011 and 2H2012 respectively 6275 Nancy Ridge Drive 47,347 0.8 63% occupancy by 4Q2012 with 31% pre-leased; Delivery of 31% by 1H2012, 32% by 4Q2012 400 Technology Square 212,506 - 3Q2011 NOI of $723k, 4Q2011 NOI of $0k, 4Q2012 NOI of $833k; Occupancy of 39% by 4Q2012 215 First Street 15,392 1.2 Includes NOI growth from previously delivered redevelopment space 6101 Quadrangle Drive 30,000 0.5 74% pre-leased delivery by 1H2012 1551 Eastlake Avenue 117,482 - 3Q2011 NOI of $768k, 4Q2011 NOI of $0, 4Q2012 NOI of $756k; 51% is pre-leased and delivery of 69% by 4Q2012 Remaining projects 1.1 Total NOI growth from redevelopment $ 19.4

4Q2012 Annualized NOI Growth Over 3Q2011 Annualized NOI (in millions)

NOI Growth From Development	RSF	Annualized	Comments
4755 Nexus Center Drive	41,710	$ –	
5200 Illumina Way	123,430	5.3	100% leased to Illumina, Inc.; delivery 4Q2012
455 Mission Bay Boulevard South	39,942	1.6	76% committed; delivery of 60% in 1Q2012; 16% in 3Q12
409/499 Illinois Street	219,007	4.8	Underwriting of 25 months for stabilization at purchase
400/450 East Jamie Court	107,397	3.6	16% is preleased, assume additional 25% in 3Q2012 and 25% in 4Q2012
Two new developments aggregating 140,000 rsf		1.4	One project is pre-leased to single credit tenant. Other project is under lease negotiation with a different single credit tenant; delivery 4Q2012
Total NOI growth from development		16.7	
7 Triangle Drive	96,626	1.9	Delivered late 3Q2011
500 Arsenal Street	93,516	2.0	Delivered in 3Q2011 plus contribution from lease-up of previously completed redevelopment
4Q2011/1Q2012 Acquisition		1.1	4Q2011 acquisition closing in January 2012
Same property NOI		5.6	Represents 4Q2011 annualized NOI
Total NOI growth		**$ 46.7**	

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2012 Sources & Uses of Capital (in millions) (1) In light of current market conditions, we expect to implement a more aggressive asset disposition strategy, beyond estimated asset sales in this table, to provide capital for reinvestment into our business. (2) Amount includes a $76 million secured bank loan with a maturity date in 2012. We are in discussions for an additional extension of the maturity date. (3) 2017 Unsecured Term Loan closed on December 6, 2011. (4) Amount and timing of issuance of unsecured bonds will be subject to the debt capital market environment. (5) Includes $76 million loan maturing in 2012 that we expect to extend. (6) Our 2012 Unsecured Term Loan matures in October 2012. We are currently negotiating a new unsecured term loan with a target amount of $600 million. Closing is anticipated in December 2011 and the proceeds of this new loan will be used initially to reduce outstanding balances on our unsecured line of credit. Ultimately, a portion of these proceeds will provide funds to repay our 2012 Unsecured Term Loan. December 7, 2011 Sources of capital Net cash flows $ 88 Asset and land sales 112 Secured debt refinancings 76 2017 Unsecured Term Loan 600 Unsecured senior notes TBD Debt, equity, and JV capital 200 Total sources of capital $ 1,076 Uses of capital Development, redevelopment, and construction 431 Acquisitions - Secured debt repayments 89 2012 unsecured term loan repayment 250 3.7% unsecured convertible debt retirement 85 Total uses of capital $ 855 (1) (2) (3) (4) (5) (6)

Change in 2012 Construction Spending Amounts shown in millions Prior estimate of 2012 construction spending $ 373 Potential future redevelopment projects 27 Earlier timing of construction at 4755 Nexus 13 80,000 RSF increase in redevelopment requirement for a credit tenant 8 Other 10 Estimated 2012 construction spending $ 431

Construction Summary

	4Q2011 & 2012	Thereafter	Total cost to complete[4]
Redevelopment			
Active and future redevelopment projects at September 30, 2011:			
3530/3550 John Hopkins Court[1]	27	-	27
10300 Campus Point Drive[1][2]	72	-	72
400 Technology Square[1][3]	13	3	16
Other active redevelopment projects	34	TBD	34
Subtotal active redevelopments	**146**	**3**	**149**
1551 Eastlake[1]	23	-	23
400 Technology Square[1]	43	8	51
Other future redevelopment projects	27	TBD	27
Subtotal future redevelopment	**93**	**8**	**101**
Total redevelopment	**239**	**11**	**250**

(1) See case study
(2) Includes additional spending associated with additional 80,000 rentable square foot redevelopment requirement for a single credit tenant.
(3) Represents the construction spending related to the 49,225 rsf undergoing redevelopment at 9/30/2011. The construction spending related to the redevelopment of the balance of the building is included in future redevelopment.
(4) Amounts represent construction project costs (preconstruction, above ground construction, redevelopment, and other construction). We will incur other project costs, primarily capitalization of interest, taxes and insurance that will be classified as part of the cost of each project. Capitalization of interest for the three months ended September 30, 2011 was $16.7 million.

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Construction Summary

	4Q2011 & 2012	Thereafter	Total cost to complete[3]
Development			
Active and future development projects at September 30, 2011:			
455 Mission Bay Boulevard South[1]	4	2	6
400/450 East Jamie Court[1]	11	4	15
5200 Illumina Way[1]	28	1	29
499 Illinois[1]	5	28	33
4755 Nexus	13	-	13
Subtotal active developments	**61**	**35**	**96**
225 Binney[1]	35	85	120
Other future developments	43	TBD	44
Subtotal future developments	**78**	**86**	**164**
Total development	**139**	**121**	**260**
Preconstruction and other projects	41	26	67
Projects in India and China	53	22	75
Tenant improvements (generic infrastructure improvements and major capital expenditures)[2]	81	TBD	81
Total construction spending	**553**	**180**	**733**

(1) See case study
(2) Includes an estimate of property-related recurring non-revenue enhancing capital improvements based upon our historical five-year average of approximately $1 to $2 million.
(3) Amounts represent construction project costs (preconstruction, above ground construction, redevelopment, and other construction). We will incur other project costs, primarily capitalization of interest, taxes and insurance that will be classified as part of the cost of each project. Capitalization of interest for the three months ended September 30, 2011 was $16.7 million.

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FFO per Share Impact of Potential Debut Bond Offering Dollars in thousands, except per share information (1) For every 25 bps change in the effective interest rate of the bonds, the net annual FFO impact is approximately $0.01 per share diluted. (2) Retirement of our 2012 Unsecured Term Loan prior to its maturity date of October 2012 may result in recognition of a non-cash loss on early extinguishment of debt related to the write-off of unamortized loan fees. There is no prepayment penalty related to the early repayment of this loan or any other outstanding unsecured term loan or line of credit. FFO per Share (Diluted) Annual Quarterly Annual Amount $ 400,000 Interest Cost 5.75 Gross interest cost $ (23,000 $ (0.09 $ (0.37 Repayment of 2012 Unsecured Term Loan(2) $ 250,000 Approximate effective interest rate 1.25 Interest savings $ 3,125 $ 0.01 $ 0.05 Repayment of unsecured line of credit $ 150,000 Approximate effective interest rate 3.00 Interest savings $ 4,500 $ 0.02 $ 0.07 Increase in interest cost before cap interest $ (14,775 $ (0.06 $ (0.25 Impact of cap interest 6,737 0.03 0.11 Net FFO impact(1) $ (8,038 $ (0.03 $ (0.13% ) % % ) ) ) ) ) ) ) )

Sensitivity of Impact of Potential Redemption 8.375% Series C Preferred Stock Dollars in thousands, except per share information (1) Excludes impact of non-cash D-42 preferred stock redemption charge. FFO per Share (Diluted) Annual Quarterly Annual Amount $ 129,638 Rate 8.375 Dividend savings $ 10,857 $ 0.04 $ 0.18 Borrowing on Unsecured Line of Credit $ 129,638 Approximate effective interest rate 3.00 Interest expense $ (3,889 $ (0.02 $ (0.06 Net FFO impact $ 6,968 $ 0.03 $ 0.11 ) ) ) % %

3.0x - 2.8x 41% -39% 7.0x - 6.8x 4Q2012 Investment Grade Balance Sheet Interest Coverage Fixed Charge Coverage Net Debt / Adjusted EBITDA Total Consolidated Debt / Gross Assets 8.7x 7.7x 7.4x 6.8x 2008 2009 2010 3Q 2011 53.4% 46.0% 39.6% 37.1% 2008 2009 2010 3Q 2011 2.3x 2.5x 2.7x 3.4x 2008 2009 2010 3Q 2011 1.9x 2.0x 2.2x 2.7x 2008 2009 2010 3Q 2011 4Q 2012 4Q 2012 4Q 2012 4Q 2012 3.7x - 3.5x

Common Stock Dividend Policy Board Philosophy: Share increase in cash flows from operations with common shareholders while also retaining cash flows from operations for reinvestment 40% increase in quarterly dividend per common share in last 12 months 4% increase in 4Q2011 quarterly dividend per common share Low payout ratio as of 9/30/2011: 43% Future potential regular increases in dividend per common share